Effective August 19, 2013 the
Companys American Depositary Share
(ADS) Ratio Changed from Each
American Depositary Share Represents
Five Deposited Shares (1:5) to Each
American Depositary Share Represents
One Deposited Share (1:1)

EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents
five deposited Shares)
THE BANK OF NEW YORK MELLON
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES
OF
WESTPAC BANKING CORPORATION
(INCORPORATED UNDER THE LAWS
OF THE COMMONWEALTH OF
AUSTRALIA)
            The Bank of New York
Mellon, as depositary (hereinafter called the
Depositary), hereby certifies that
____________________________________
_____, or registered assigns IS THE
OWNER OF
_____________________________
AMERICAN DEPOSITARY SHARES
representing deposited ordinary shares
(herein called Shares) of Westpac Banking
Corporation, a company incorporated under the laws of the Commonwealth of Australia
(herein called the Company). At the date hereof, each American Depositary Share represents five Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal Melbourne office of National
Australia Bank Ltd. (herein called the
Custodian).  The Depositarys Corporate
Trust Office is located at a different address than its principal executive office. Its
Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the Second Amended
and Restated Deposit Agreement dated as
of May 13, 2013 (herein called the Deposit
Agreement) among the Company, the
Depositary and all Owners and Holders
from time to time of American Depositary
Shares issued thereunder, each of whom by
accepting American Depositary Shares
agrees to become a party thereto and become
bound by all the terms and conditions
thereof.  The Deposit Agreement sets forth
the rights of Owners and Holders and the
rights and duties of the Depositary in respect
of the Shares deposited thereunder and any
and all other securities, property and cash
from time to time received in respect of such
Shares and held thereunder (such Shares,
securities, property, and cash are herein
called Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the
Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made.  Terms defined in the Deposit
Agreement and not defined herein shall have
the meanings set forth in the Deposit
Agreement.
2.	SURRENDER OF AMERICAN
DEPOSITARY SHARES AND
WITHDRAWAL OF DEPOSITED
SECURITIES.
      Upon surrender at the Corporate
Trust Office of the Depositary of American
Depositary Shares, and upon payment of the
fee of the Depositary provided in the
Deposit Agreement, and subject to the terms
and conditions of the Deposit Agreement,
the Owner of those American Depositary
Shares is entitled to delivery, to the Owner
or as instructed by the Owner, of the amount
of Deposited Securities at the time
represented by those American Depositary
Shares.  Such delivery will be made at the
option of the Owner hereof, either at the
office of the Custodian or at the Corporate
Trust Office of the Depositary, provided
that the forwarding of certificates for Shares
or other Deposited Securities for such
delivery at the Corporate Trust Office of the
Depositary shall be at the request, risk and
expense of the Owner hereof.
3.	TRANSFERS, SPLITUPS, AND
COMBINATIONS OF RECEIPTS.
      Transfers of American Depositary
Shares may be registered on the books of the
Depositary by the Owner in person or by a
duly authorized attorney, upon surrender of
those American Depositary Shares properly
endorsed for transfer or accompanied by
proper instruments of transfer, in the case of
a Receipt, or pursuant to a proper instruction
(including, for the avoidance of doubt,
instructions through DRS and Profile as
provided  (and defined) in Section 2.11 of
the Deposit Agreement), in the case of
uncertificated American Depositary Shares,
and, in either case (a) only upon payment to
the Depositary of all taxes and governmental
charges and fees payable in connection with
such transfer and (b) duly stamped as may
be required by the laws of the State of New
York and of the United States of America,
and upon compliance with such regulations,
if any, as the Depositary may establish for
such purpose. This Receipt may be split into
other such Receipts, or may be combined
with other such Receipts into one Receipt,
evidencing the same aggregate number of
American Depositary Shares as the Receipt
or Receipts surrendered. The Depositary,
upon surrender of a Receipt or Receipts for
the purpose of exchanging for uncertificated
American Depositary Shares, shall cancel
that Receipt or those Receipts and send the
Owner a statement confirming that the
Owner is the owner of the same number of
uncertificated American Depositary Shares
as were evidenced by the Receipt or
Receipts so cancelled. The Depositary, upon
receipt of a proper instruction (including, for
the avoidance of doubt, instructions through
DRS and Profile as provided in Section 2.11
of the Deposit Agreement) from the Owner
of uncertificated American Depositary
Shares for the purpose of exchanging for
certificated American Depositary Shares,
shall cancel those uncertificated American
Depositary Shares and deliver to the Owner
a Receipt or Receipts evidencing the same
number of certificated American Depositary
Shares.
      As a condition precedent to the
delivery, registration of transfer, or surrender
of any American Depositary Shares or
splitup or combination of any Receipt or
withdrawal of any Deposited Securities, the
Depositary, the Custodian, or Registrar may
require payment from the depositor of the
Shares or the presenter of the Receipt or
instruction for registration of transfer or
surrender of American Depositary Shares
not evidenced by a Receipt of a sum
sufficient to reimburse it for any tax or other
governmental charge and any stock transfer
or registration fee with respect thereto
(including any such tax or charge and fee
with respect to Shares being deposited or
withdrawn) and payment of any applicable
fees as provided in the Deposit Agreement,
may require the production of proof
satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with any regulations the
Depositary may reasonably establish
consistent with the provisions of the Deposit
Agreement.
      The delivery of American Depositary
Shares against deposit of Shares generally or
against deposit of particular Shares may be
suspended, or the transfer of American
Depositary Shares in particular instances
may be refused, or the registration of
transfer of outstanding American Depositary
Shares generally may be suspended, during
any period when the transfer books of the
Depositary are closed, or if any such action
is reasonably deemed necessary or advisable
by the Depositary or the Company at any
time or from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement, or
for any other reason, subject to the
provisions of the following sentence.
Notwithstanding anything to the contrary in
the Deposit Agreement or this Receipt, the
surrender of outstanding American
Depositary Shares and withdrawal of
Deposited Securities may not be suspended
subject only to (i) temporary delays caused
by closing the transfer books of the
Depositary or the Company or the Foreign
Registrar, if applicable, or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes
and similar charges, and (iii) compliance
with any U.S. or foreign laws or
governmental regulations relating to the
American Depositary Shares or to the
withdrawal of the Deposited Securities.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares which would be required to be
registered under the provisions of the
Securities Act of 1933, unless a registration
statement is in effect as to such Shares for
such offer and sale.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any American Depositary Shares or any
Deposited Securities represented by any
American Depositary Shares, such tax or
other governmental charge shall be payable
by the Owner to the Depositary.  The
Depositary may refuse to register any
transfer of those American Depositary
Shares or any withdrawal of Deposited
Securities represented by those American
Depositary Shares until such payment is
made, and may withhold any dividends or
other distributions, or may sell for the
account of the Owner any part or all of the
Deposited Securities represented by those
American Depositary Shares, and may apply
such dividends or other distributions or the
proceeds of any such sale in payment of
such tax or other governmental charge and
the Owner shall remain liable for any
deficiency.
5.	WARRANTIES ON DEPOSIT OF
SHARES.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant,
that such Shares and each certificate or other
document of title therefor, if applicable, are
validly issued, fully paid, nonassessable and
free of any preemptive rights of the holders
of outstanding Shares and that the person
making such deposit is duly authorized so to
do.  Every such person shall also be deemed
to represent that the deposit of such Shares
and the sale of American Depositary Shares
representing such Shares by that person are
not restricted under the Securities Act of
1933.  Such representations and warranties
shall survive the deposit of Shares and
delivery of American Depositary Shares.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner or Holder may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, evidence of the number of Shares
beneficially owned or any other matters
necessary or appropriate to evidence
compliance with the laws of Australia, the
constitution of the Company and exchange
control regulations, as indicated to the
Depositary by the Company, or such
information relating to the registration on the
books of the Company or the Foreign
Registrar, if applicable, to execute such
certificates and to make such representations
and warranties, as the Depositary may deem
necessary or proper or as the Company may
reasonably instruct the Depositary to require.
The Depositary may withhold the delivery or
registration of transfer of any American
Depositary Shares or the distribution of any
dividend or sale or distribution of rights or
of the proceeds thereof or the delivery of
any Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made.  Each Owner and Holder
agrees to provide any information requested
by the Company or the Depositary under
Section 3.01 of the Deposit Agreement.  No
Share shall be accepted for deposit unless
accompanied by evidence satisfactory to the
Depositary that any necessary approval has
been granted by any governmental body in
each applicable jurisdiction that is then
performing the function of the regulation of
currency exchange.
7.	CHARGES OF DEPOSITARY.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering American Depositary Shares or
to whom American Depositary Shares are
issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the American
Depositary Shares or Deposited Securities or
a delivery of American Depositary Shares
pursuant to Section 4.03 of the Deposit
Agreement), or by Owners, as applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time
to time be in effect for the registration of
transfers of Shares generally on the Share
register of the Company or Foreign Registrar
and applicable to transfers of Shares to or
from the name of the Depositary or its
nominee or the Custodian or its nominee on
the making of deposits or withdrawals under
the terms of the Deposit Agreement, (3)
such cable, telex and facsimile transmission
expenses as are expressly provided in the
Deposit Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of nonDollar currency pursuant to Section
4.05 of the Deposit Agreement, (5) a fee of
$5.00 or less per 100 American Depositary
Shares (or portion thereof) for the delivery
of American Depositary Shares pursuant to
Section 2.03, 4.03 or 4.04 of the Deposit
Agreement and the surrender of American
Depositary Shares pursuant to Section 2.05
or 6.02 of the Deposit Agreement, (6) a fee
of $0.05 or less per American Depositary
Share (or portion thereof) for any cash
distribution made pursuant to the Deposit
Agreement, including, but not limited to
Sections 4.01 through 4.04 of the Deposit
Agreement, (7) a fee for the distribution of
securities pursuant to Section 4.02 of the
Deposit Agreement, such fee being in an
amount equal to the fee for the execution
and delivery of American Depositary Shares
referred to above which would have been
charged as a result of the deposit of such
securities (for purposes of this clause 7
treating all such securities as if they were
Shares) but which securities are instead
distributed by the Depositary to Owners, (8)
in addition to any fee charged under clause
6, a fee of $0.05 or less per American
Depositary Share (or portion thereof) per
annum for depositary services, which will be
payable as provided in clause 9 below, and
(9) any other charges payable by the
Depositary, any of the Depositarys agents,
including the Custodian, or the agents of the
Depositarys agents in connection with the
servicing of Shares or other Deposited
Securities (which charge shall be assessed
against Owners as of the date or dates set by
the Depositary in accordance with Section
4.06 of the Deposit Agreement and shall be
payable at the sole discretion of the
Depositary by billing such Owners for such
charge or by deducting such charge from
one or more cash dividends or other cash
distributions).
      The Depositary, subject to Article 8
hereof, may own and deal in any class of
securities of the Company and its affiliates
and in American Depositary Shares.
      From time to time, the Depositary
may make payments to the Company to
reimburse and / or share revenue from the
fees collected from Owners or Holders, or
waive fees and expenses for services
provided, generally relating to costs and
expenses arising out of establishment and
maintenance of the American Depositary
Shares program.  In performing its duties
under the Deposit Agreement, the
Depositary may use brokers, dealers or other
service providers that are affiliates of the
Depositary and that may earn or share fees
or commissions.
8.	PRERELEASE OF RECEIPTS.
      Unless requested by the Company in
writing to cease doing so, notwithstanding
Section 2.03 of the Deposit Agreement, the
Depositary may, to the extent not prohibited
by law, deliver American Depositary Shares
prior to the receipt of Shares pursuant to
Section 2.02 of the Deposit Agreement (a
PreRelease).  The Depositary may, pursuant
to Section 2.05 of the Deposit Agreement,
deliver Shares upon the surrender of
American Depositary Shares that have been
PreReleased, whether or not such
cancellation is prior to the termination of
such PreRelease or the Depositary knows
that such American Depositary Shares have
been PreReleased.  The Depositary may
receive American Depositary Shares in lieu
of Shares in satisfaction of a PreRelease.
Each PreRelease will be (a) preceded or
accompanied by a written representation and
agreement from the person to whom
American Depositary Shares or Shares are to
be delivered, that such person, or its
customer, (i) owns the Shares or American
Depositary Shares to be remitted, as the case
may be, (ii) assigns all beneficial right, title
and interest in such Shares or American
Depositary Shares, as the case may be, to the
Depositary in its capacity as such and for the
benefit of the Owners and (iii) will not take
any action with respect to such Shares or
American Depositary Shares, as the case
may be, that is inconsistent with the transfer
of beneficial ownership (including, without
the consent of the Depositary, disposing of
Shares or American Depositary Shares, as
the case may be, other than in satisfaction of
such PreRelease), (b) at all times fully
collateralized with cash, U.S. government
securities or such other collateral as the
Depositary determines in good faith, will
provide substantially similar liquidity and
security, (c) terminable by the Depositary on
not more than five (5) business days notice,
and (d) subject to such further indemnities
and credit regulations as the Depositary
deems appropriate.  The number of Shares
represented by American Depositary Shares
that are outstanding at any time as a result of
PreRelease will not normally exceed thirty
percent (30%) of the Shares deposited
hereunder; provided, however, that the
Depositary reserves the right to disregard
such limit from time to time as it deems
appropriate and may, with the prior consent
of the Company, change that limit for
purposes of general application.  The
collateral referred to in clause (b) above shall
be held by the Depositary for the benefit of
the Owners as security for the performance
of the obligations to deliver Shares or
American Depositary Shares, as the case
may be, in satisfaction of a PreRelease
transaction (but shall not, for the avoidance
of doubt, constitute Deposited Securities).
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and Holder of this
Receipt by accepting or holding the same
consents and agrees that when properly
endorsed or accompanied by proper
instruments of transfer, shall be transferable
as certificated registered securities under the
laws of the State of New York. American
Depositary Shares not evidenced by
Receipts shall be transferable as
uncertificated registered securities under the
laws of the State of New York.  The
Depositary, notwithstanding any notice to
the contrary, may treat the Owner of
American Depositary Shares as the absolute
owner thereof for the purpose of
determining the person entitled to
distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement and for all other
purposes, and neither the Depositary nor the
Company shall have any obligation or be
subject to any liability under the Deposit
Agreement to any Holder of American
Depositary Shares unless that Holder is the
Owner of those American Depositary
Shares.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement
or be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual signature of
a duly authorized signatory of the
Depositary; provided, however that such
signature may be a facsimile if a Registrar
for the Receipts shall have been appointed
and such Receipts are countersigned by the
manual signature of a duly authorized
officer of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company is subject to the
periodic reporting requirements of the
Securities Exchange Act of 1934 and,
accordingly, files reports with the
Commission.  Those reports will be available
for inspection and copying through the
Commissions EDGAR system on the
Internet at www.sec.gov or at public
reference facilities maintained by the
Commission located at 100 F Street, N.E.,
Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners at its Corporate
Trust Office any reports, notices and other
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary will also,
upon written request by the Company, send
to Owners copies of such reports when
furnished by the Company pursuant to the
Deposit Agreement or, at the reasonable
request of the Company, make copies
thereof available to all Owners in the same
manner as the Company makes such
documents generally available to holders of
Shares, or on such other basis as the
Company may advise the Depositary as
being required by any law or regulation or
any requirement of any stock exchange or to
which the Company may be subject.  Any
such reports and communications, including
any such proxy soliciting material, furnished
to the Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission.
      The Depositary will keep books, at
its Corporate Trust Office, for the
registration of American Depositary Shares
and transfers of American Depositary Shares
which at all reasonable times shall be open
for inspection by the Owners, provided that
such inspection shall not be for the purpose
of communicating with Owners in the
interest of a business or object other than the
business of the Company or a matter related
to the Deposit Agreement or the American
Depositary Shares.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary receives
any cash dividend or other cash distribution
on any Deposited Securities, the Depositary
will, if at the time of receipt thereof any
amounts received in a nonDollar currency
can in the judgment of the Depositary be
converted on a reasonable basis into United
States dollars transferable to the United
States, and subject to the Deposit
Agreement, as promptly as practicable,
convert such dividend or distribution into
dollars and will distribute the amount thus
received (net of the fees and expenses of the
Depositary as provided in Article 7 hereof
and Section 5.09 of the Deposit Agreement)
to the Owners entitled thereto; provided,
however, that in the event that the
Custodian or the Depositary is required to
withhold and does withhold from the
amount so payable to an Owner of American
Depositary Shares in respect of such cash
dividend or other cash distribution an
amount on account of taxes or other
governmental charges, the amount
distributed to that Owner of the American
Depositary Shares representing such
Deposited Securities shall be reduced
accordingly.
      Subject to the provisions of
Sections 4.11 and 5.09 of the Deposit
Agreement, whenever the Depositary
receives any distribution other than a
distribution described in Section 4.01, 4.03
or 4.04 of the Deposit Agreement, the
Depositary will, as promptly as practicable,
distribute or cause the securities or property
received by it to be distributed to the
Owners entitled thereto, in any manner that
the Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in
the reasonable opinion of the Depositary
such distribution cannot be made
proportionately among the Owners of
Receipts entitled thereto, or if for any other
reason the Depositary deems such
distribution not to be feasible, the
Depositary may, after consultation with the
Company to the extent practicable, adopt
such method as it may deem equitable and
practicable for the purpose of effecting such
distribution, including, but not limited to,
the public or private sale of the securities or
property thus received, or any part thereof,
and the net proceeds of any such sale (net of
the fees and expenses of the Depositary as
provided in Article 7 hereof and
Section 5.09 of the Deposit Agreement) will
be distributed by the Depositary to the
Owners of Receipts entitled thereto all in the
manner and subject to the conditions
described in Section 4.01 of the Deposit
Agreement.  The Depositary may withhold
any distribution of securities under Section
4.02 of the Deposit Agreement if it has not
received reasonably satisfactory assurances
from the Company that the distribution does
not require registration under the Securities
Act of 1933.  The Depositary may sell, by
public or private sale, an amount of securities
or other property it would otherwise
distribute under this Article that is sufficient
to pay its fees and expenses in respect of
that distribution.
      If any distribution consists of a
dividend in, or free distribution of, Shares,
the Depositary may, and shall if the
company so requests in writing, deliver to
the Owners entitled thereto, an aggregate
number of American Depositary Shares
representing the amount of Shares received
as such dividend or free distribution, subject
to the terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and issuance of American Depositary
Shares, including withholding of any tax or
governmental charge as provided in Section
4.11 of the Deposit Agreement and payment
of the fees and expenses of the Depositary
as provided in Article 7 hereof and Section
5.09 of the Deposit Agreement (and the
Depositary may sell, by public or private
sale, an amount of Shares received sufficient
to pay its fees and expenses in respect of
that dividend or distribution).  The
Depositary may withhold any such delivery
of American Depositary Shares if it has not
received reasonably satisfactory assurances
from the Company that such dividend or
distribution does not require registration
under the Securities Act of 1933. In lieu of
delivering fractional American Depositary
Shares in any such case, the Depositary may
sell the amount of Shares represented by the
aggregate of such fractions and distribute
the net proceeds, all in the manner and
subject to the conditions described in
Section 4.01 of the Deposit Agreement.  If
additional American Depositary Shares are
not so delivered, each American Depositary
Share shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
      In the event that the Depositary
reasonably determines that any distribution
in property (including Shares and rights to
subscribe therefor) to an Owner is subject to
any tax or other governmental charge which
the Depositary is obligated to withhold, the
Depositary may by public or private sale
dispose of all or a portion of such property
(including Shares and rights to subscribe
therefor) in such amounts and in such
manner as the Depositary deems necessary
and practicable to pay any such taxes or
charges, and the Depositary shall distribute
the net proceeds of any such sale after
deduction of such taxes or charges to that
Owner.
13.	RIGHTS.
      In the event that the Company shall
distribute or offer or cause to be distributed
or offered to the holders of any Deposited
Securities any rights to subscribe for
additional Shares or any rights of any other
nature, the Depositary shall, after
consultation with the Company to the extent
practicable, have discretion as to the
procedure to be followed in making such
rights available to any Owners or in
disposing of such rights on behalf of any
Owners and making the net proceeds
available to such Owners or, if by the terms
of such rights distribution or offering or for
any other reason, the Depositary may not
either make such rights available to any
Owners or dispose of such rights and make
the net proceeds available to such Owners,
then the Depositary shall allow the rights to
lapse.  If at the time of the distribution or
offering of any rights the Depositary
determines in its reasonable discretion that it
is lawful and feasible to make such rights
available to all or certain Owners but not to
other Owners, the Depositary may distribute
to any Owner to whom it determines the
distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in
such form as it deems appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner requests the distribution of warrants
or other instruments in order to exercise the
rights allocable to the American Depositary
Shares of such Owner under the Deposit
Agreement, the Depositary will, as promptly
as practicable, make such rights available to
such Owner upon written notice from the
Company to the Depositary that (a) the
Company has elected in its sole discretion to
permit such rights to be exercised and (b)
such Owner has executed such documents as
the Company has determined in its sole
discretion are reasonably required under
applicable law.
      If the Depositary has distributed
warrants or other instruments for rights
relating to Shares to all or certain Owners,
then upon instruction from such an Owner
pursuant to such warrants or other
instruments to the Depositary from such
Owner to exercise such rights, upon payment
by such Owner to the Depositary for the
account of such Owner of an amount equal
to the purchase price of the Shares to be
received upon the exercise of the rights, and
upon payment of the fees and expenses of
the Depositary and any other charges as set
forth in such warrants or other instruments,
the Depositary shall, on behalf of such
Owner, exercise the rights and purchase the
Shares, and the Company shall cause any
Shares so purchased to be delivered to the
Depositary on behalf of such Owner.  As
agent for such Owner, the Depositary will
cause the Shares so purchased to be
deposited pursuant to Section 2.02 of the
Deposit Agreement, and shall, pursuant to
Section 2.03 of the Deposit Agreement,
deliver American Depositary Shares to such
Owner.  In the case of a distribution
pursuant to the second paragraph of this
Article 13, such deposit shall be made, and
depositary shares shall be delivered, under
depositary arrangements mutually acceptable
to the Company and the Depositary that
provide for issuance of depositary shares
subject to the appropriate restrictions on sale,
deposit, cancellation, and transfer under
applicable United States laws.
      If the Depositary determines in its
reasonable discretion that it is not lawful and
feasible to make such rights available to all
or certain Owners, it may sell the rights,
warrants or other instruments in proportion
to the number of American Depositary
Shares held by the Owners to whom it has
determined it may not lawfully or feasibly
make such rights available, and allocate the
net proceeds of such sales (net of the fees
and expenses of the Depositary as provided
in Section 5.09 of the Deposit Agreement
and all taxes and governmental charges
payable in connection with such rights and
subject to the terms and conditions of the
Deposit Agreement) for the account of such
Owners otherwise entitled to such rights,
warrants or other instruments, upon an
averaged or other practical basis without
regard to any distinctions among such
Owners because of exchange restrictions or
the date of delivery of any American
Depositary Shares or otherwise.
      The Depositary will not make rights
available to Owners unless both the rights
and the securities to which such rights relate
are either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to all Owners or are registered
under the provisions of such Act; provided,
that nothing in the Deposit Agreement shall
create any obligation on the part of the
Company to file a registration statement
with respect to such rights or underlying
securities or to endeavor to have such a
registration statement declared effective.  If
an Owner requests the distribution of
warrants or other instruments,
notwithstanding that there has been no such
registration under the Securities Act of
1933, the Depositary shall not effect such
distribution unless it has received an opinion
from recognized counsel in the United
States for the Company upon which the
Depositary may rely that such distribution to
such Owner is exempt from such
registration.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
14.	CONVERSION OF NONDOLLAR
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive nonDollar currency,
by way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the nonDollar currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall, as promptly as practicable,
convert or cause to be converted by sale or
in any other manner that it may determine,
such nonDollar currency into Dollars, and
such Dollars shall be distributed, as promptly
as practicable, to the Owners entitled thereto
or, if the Depositary shall have distributed
any warrants or other instruments which
entitle the holders thereof to such Dollars,
then to the holders of such warrants and/or
instruments upon surrender thereof for
cancellation.  Such distribution may be made
upon an averaged or other practicable basis
without regard to any distinctions among
Owners on account of exchange restrictions,
the date of delivery of any American
Depositary Shares or otherwise and shall be
net of any expenses of conversion into
Dollars incurred by the Depositary as
provided in Section 5.09 of the Deposit
Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable.  In no event shall the Company be
required to make any filing of that kind.
      If at any time the Depositary shall
determine that in its reasonable judgment
any nonDollar currency received by the
Depositary or the Custodian is not
convertible on a reasonable basis into Dollars
transferable to the United States, or if any
approval or license of any government or
agency thereof which is required for such
conversion is denied or in the reasonable
opinion of the Depositary is not obtainable,
or if any such approval or license is not
obtained within a reasonable period as
determined by the Depositary, the
Depositary may distribute the nonDollar
currency (or an appropriate document
evidencing the right to receive such
nonDollar currency) received by the
Depositary to, or in its discretion may hold
such nonDollar currency uninvested and
without liability for interest thereon for the
respective accounts of, the Owners entitled
to receive the same.
      If any such conversion of nonDollar
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the
nonDollar currency received by the
Depositary to, or hold such balance
uninvested and without liability for interest
thereon for the respective accounts of, the
Owners entitled thereto.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever the Depositary shall receive notice
of any meeting of holders of Shares or other
Deposited Securities, or whenever for any
reason the Depositary causes a change in the
number of Shares that are represented by
each American Depositary Share, or
whenever the Depositary shall find it
necessary or convenient, the Depositary shall
fix a record date, which shall be the same as,
or as near as practicable to, any
corresponding record date fixed by the
Company with respect to Deposited
Securities, (a) for the determination of the
Owners who shall be (i) entitled to receive
such dividend, distribution or rights or the
net proceeds of the sale thereof, (ii) entitled
to give instructions for the exercise of voting
rights at any such meeting or (iii) responsible
for any fee assessed by the Depositary
pursuant to the Deposit Agreement, or (b) on
or after which each American Depositary
Share will represent the changed number of
Shares, subject to the provisions of the
Deposit Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in writing
by the Company, the Depositary shall, as
soon as practicable thereafter, mail to the
Owners of Receipts a notice, the form of
which notice shall be in the sole discretion of
the Depositary, which shall contain (a) such
information as is contained in such notice of
meeting received by the Depositary from the
Company, (b) a statement that the Owners
as of the close of business on a specified
record date will be entitled, subject to any
applicable provision of law and of the
constitution or similar documents of the
Company, to instruct the Depositary as to
the exercise of the voting rights, if any,
pertaining to the amount of Shares or other
Deposited Securities represented by their
respective American Depositary Shares and
(c) a statement as to the manner in which
such instructions may be given.  Upon the
written request of an Owner of American
Depositary Shares as of the close of business
on such record date, received on or before
the date established by the Depositary for
such purpose, the Depositary shall endeavor
insofar as practicable to vote or cause to be
voted the amount of Shares or other
Deposited Securities represented by those
American Depositary Shares in accordance
with the instructions set forth in such
request.  The Depositary shall not vote or
attempt to exercise the right to vote that
attaches to the Shares or other Deposited
Securities, other than in accordance with
such instructions.
      There can be no assurance that
Owners generally or any Owner in particular
will receive the notice described in the
preceding paragraph sufficiently prior to the
instruction date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions
set forth in the preceding paragraph.
      If the Company will request the
Depositary to act under Section 4.07 of the
Deposit Agreement, the Company shall give
the Depositary notice of any such meeting or
solicitation and details concerning the
matters to be voted upon as far in advance
of the meeting date as practicable.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      Upon any change in nominal value,
change in par value, splitup, consolidation,
or any other reclassification of Deposited
Securities, or upon any recapitalization,
reorganization, merger or consolidation, or
sale of assets affecting the Company or to
which it is a party, or upon the redemption
or cancellation by the Company of the
Deposited Securities, any securities, cash or
property which shall be received by the
Depositary or a Custodian in exchange for,
in conversion of, in lieu of or in respect of
Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary
Shares shall thenceforth represent, in
addition to the existing Deposited
Securities, the right to receive the new
Deposited Securities so received, unless
additional Receipts are delivered pursuant to
the following sentence.  In any such case the
Depositary may, and shall if the Company so
requests in writing, deliver additional
American Depositary Shares as in the case of
a dividend in Shares, or call for the
surrender of outstanding Receipts to be
exchanged for new Receipts specifically
describing such new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
            Neither the Depositary nor
the Company nor any of their respective
directors, officers, employees, agents or
affiliates shall incur any liability to any
Owner or Holder, (i) if by reason of any
provision of any present or future law or
regulation of the United States, Australia or
any other country, or of any governmental or
regulatory authority, or by reason of any
provision, present or future, of the
constitution or any similar document of the
Company, or by reason of any provision of
any securities issued or distributed by the
Company, or any offering or distribution
thereof, or by reason of any act of God or
war or terrorism or other circumstances
beyond its control, the Depositary or the
Company (or any of their respective
directors, officers, employees, agents or
affiliates) shall be prevented, delayed or
forbidden from or be subject to any civil or
criminal penalty on account of doing or
performing any act or thing which by the
terms of the Deposit Agreement or
Deposited Securities it is provided shall be
done or performed, (ii) by reason of any
nonperformance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, (iii) by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement, (iv) for the inability of any
Owner or Holder to benefit from any
distribution, offering, right or other benefit
which is made available to holders of
Deposited Securities but is not, under the
terms of the Deposit Agreement, made
available to Owners or Holders, or (v) for
any special, consequential or punitive
damages for any breach of the terms of the
Deposit Agreement.  Where, by the terms of
a distribution pursuant to Section 4.01, 4.02
or 4.03 of the Deposit Agreement, or an
offering or distribution pursuant to
Section 4.04 of the Deposit Agreement, or
for any other reason, such distribution or
offering may not be made available to
Owners of Receipts, and the Depositary may
not dispose of such distribution or offering
on behalf of such Owners and make the net
proceeds available to such Owners, then the
Depositary shall not make such distribution
or offering, and shall allow any rights, if
applicable, to lapse.  Neither the Company
nor the Depositary nor any of their
respective directors, officers, employees,
agents or affiliates assume any obligation or
shall be subject to any liability under the
Deposit Agreement to Owners or Holders,
except that each of the Company and the
Depositary agree to perform their obligations
specifically set forth in the Deposit
Agreement without negligence or bad faith.
The Depositary shall not be subject to any
liability with respect to the validity or worth
of the Deposited Securities.  Neither the
Depositary nor the Company nor any of their
respective directors, officers, employees,
agents or affiliates shall be under any
obligation to appear in, prosecute or defend
any action, suit, or other proceeding in
respect of any Deposited Securities or in
respect of the American Depositary Shares,
on behalf of any Owner or Holder or other
person.  Neither the Depositary nor the
Company nor any of their respective
directors, officers, employees, agents or
affiliates shall be liable for any action or
nonaction by any of them in reliance upon
the advice of or information from legal
counsel, accountants, any person presenting
Shares for deposit, any Owner or Holder, or
any other person believed by it in good faith
to be competent to give such advice or
information.  Each of the Depositary, the
Company and their directors, officers,
employees, agents and controlling persons
may rely and shall be protected in acting
upon any written notice, request, direction or
other document believed by such person to
be genuine and to have been signed or
presented by the proper party or parties.  The
Depositary shall not be liable for any acts or
omissions made by a successor depositary
whether in connection with a previous act or
omission of the Depositary or in connection
with a matter arising wholly after the
removal or resignation of the Depositary,
provided that in connection with the issue
out of which such potential liability arises,
the Depositary performed its obligations
without negligence or bad faith while it
acted as Depositary.  The Depositary shall
not be liable for the acts or omissions of any
securities depository, clearing agency or
settlement system in connection with or
arising out of bookentry settlement of
Deposited Securities or otherwise.  The
Depositary shall not be responsible for any
failure to carry out any instructions to vote
any of the Deposited Securities or for the
manner in which any such vote is cast or the
effect of any such vote, provided that any
such action or nonaction is in good faith.
      No disclaimer of liability under the
Securities Act of 1933 is intended by any
provision of the Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY;
APPOINTMENT OF SUCCESSOR
CUSTODIAN.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election
so to do delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary may at any time be removed by
the Company by 90 days prior written notice
of such removal, to become effective upon
the later of (i) the 90th day after delivery of
the notice to the Depositary and (ii) the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary in its discretion, after
consultation with the Company to the extent
practicable, may appoint a substitute or
additional custodian or custodians.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary without the consent of Owners
or Holders in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees, cable, telex or facsimile transmission
costs, delivery costs or other such expenses),
or which shall otherwise prejudice any
substantial existing right of Owners, shall,
however, not become effective as to
outstanding American Depositary Shares
until the expiration of 30 days after notice of
such amendment shall have been given to
the Owners of outstanding American
Depositary Shares. Every Owner and Holder
of American Depositary Shares, at the time
any amendment so becomes effective, shall
be deemed, by continuing to hold such
American Depositary Shares or any interest
therein, to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby. In no event
shall any amendment impair the right of the
Owner to surrender American Depositary
Shares and receive therefor the Deposited
Securities represented thereby, except in
order to comply with mandatory provisions
of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Company may terminate the
Deposit Agreement by instructing the
Depositary to mail notice of termination to
the Owners of all American Depositary
Shares then outstanding at least 30 days
prior to the termination date included in
such notice.  The Depositary may likewise
terminate the Deposit Agreement, if at any
time 60 days shall have expired after the
Depositary delivered to the Company a
written resignation notice and if a successor
depositary shall not have been appointed
and accepted its appointment as provided in
the Deposit Agreement; in such case the
Depositary shall mail a notice of termination
to the Owners of all American Depositary
Shares then outstanding at least 30 days
prior to the termination date.  On and after
the date of termination, the Owner of
American Depositary Shares will, upon (a)
surrender of such American Depositary
Shares, (b) payment of the fee of the
Depositary for the surrender of American
Depositary Shares referred to in Section
2.05, and (c) payment of any applicable
taxes or governmental charges, be entitled to
delivery, to the Owner or upon the Owners
order, of the amount of Deposited Securities
represented by those American Depositary
Shares.  If any American Depositary Shares
shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
American Depositary Shares, shall suspend
the distribution of dividends to the Owners
thereof, and shall not give any further
notices or perform any further acts under the
Deposit Agreement, except that the
Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities, shall sell rights and
other property as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, upon
surrender of American Depositary Shares
(after deducting, in each case, the fee of the
Depositary for the surrender of American
Depositary Shares, any expenses for the
account of the Owner of such American
Depositary Shares in accordance with the
terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges). At any time after the
expiration of four months from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such
sale, together with any other cash then held
by it thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of American Depositary
Shares that have not theretofore been
surrendered, such Owners thereupon
becoming general creditors of the Depositary
with respect to such net proceeds. After
making such sale, the Depositary shall be
discharged from all obligations under the
Deposit Agreement, except to account for
such net proceeds and other cash (after
deducting, in each case, the fee of the
Depositary for the surrender of American
Depositary Shares, any expenses for the
account of the Owner of such American
Depositary Shares in accordance with the
terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
with respect to indemnification, charges, and
expenses.
22.	DTC DIRECT REGISTRATION
SYSTEM AND PROFILE
MODIFICATION SYSTEM.
      (a)	Notwithstanding the
provisions of Section 2.04 of the Deposit
Agreement, the parties acknowledge that the
Direct Registration System (DRS) and
Profile Modification System (that system,or
any successor system performing similar
functions that is administered by DTC,
Profile) shall apply to uncertificated
American Depositary Shares upon
acceptance thereof to DRS by DTC.  DRS is
the system administered by the Depositary
pursuant to which the Depositary may
register the ownership of uncertificated
American Depositary Shares, which
ownership shall be evidenced by periodic
statements sent by the Depositary to the
Owners entitled thereto.  Profile is a
required feature of DRS that allows a DTC
participant, claiming to act on behalf of an
Owner, to direct the Depositary to register a
transfer of those American Depositary
Shares to DTC or its nominee and to deliver
those American Depositary Shares to the
DTC account of that DTC participant
without receipt by the Depositary of prior
authorization from the Owner to register
such transfer.
      (b)	In connection with and in
accordance with the arrangements and
procedures relating to DRS/Profile, the
parties understand that the Depositary will
not verify, determine or otherwise ascertain
that the DTC participant which is claiming
to be acting on behalf of an Owner in
requesting registration of transfer and
delivery described in subsection (a) has the
actual authority to act on behalf of the
Owner (notwithstanding any requirements
under the Uniform Commercial Code).  For
the avoidance of doubt, the provisions of
Sections 5.03 and 5.08 of the Deposit
Agreement shall apply to the matters arising
from the use of the DRS.  The parties agree
that the Depositarys reliance on and
compliance with instructions received by the
Depositary through the DRS/Profile system
and in accordance with the Deposit
Agreement, shall not constitute negligence
or bad faith on the part of the Depositary.
23.	SUBMISSION TO
JURISDICTION; JURY TRIAL
WAIVER; WAIVER OF
IMMUNITIES.
      In the Deposit Agreement, the
Company has (i) appointed the New York
Branch of the Company, 575 Fifth Avenue,
New York, New York 10017, Attention:
Branch Manager, in the State of New York,
as the Companys authorized agent upon
which process may be served in any suit or
proceeding arising out of or relating to the
Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
this Agreement, (ii) consented and
submitted to the jurisdiction of any federal
court in the State of New York in which any
such suit or proceeding may be instituted
and (iii) agreed that service of process upon
said authorized agent shall be deemed in
every respect effective service of process
upon the Company in any such suit or
proceeding.
      EACH PARTY TO THE DEPOSIT
AGREEMENT (INCLUDING, FOR
AVOIDANCE OF DOUBT, EACH
OWNER AND HOLDER) THEREBY
IRREVOCABLY WAIVES, TO THE
FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY RIGHT IT
MAY HAVE TO A TRIAL BY JURY IN
ANY SUIT, ACTION OR PROCEEDING
AGAINST THE COMPANY AND/OR
THE DEPOSITARY DIRECTLY OR
INDIRECTLY ARISING OUT OF OR
RELATING TO THE SHARES OR
OTHER DEPOSITED SECURITIES, THE
AMERICAN DEPOSITARY SHARES OR
THE RECEIPTS, THE DEPOSIT
AGREEMENT OR ANY TRANSACTION
CONTEMPLATED HEREIN OR
THEREIN, OR THE BREACH HEREOF
OR THEREOF, INCLUDING, WITHOUT
LIMITATION, ANY QUESTION
REGARDING EXISTENCE, VALIDITY
OR TERMINATION (WHETHER BASED
ON CONTRACT, TORT OR ANY
OTHER THEORY).
      To the extent that the Company or
any of its properties, assets or revenues may
have or hereafter become entitled to, or have
attributed to it, any right of immunity, on
the grounds of sovereignty or otherwise,
from any legal action, suit or proceeding,
from the giving of any relief in any respect
thereof, from setoff or counterclaim, from
the jurisdiction of any court, from service of
process, from attachment upon or prior to
judgment, from attachment in aid of
execution or judgment, or other legal process
or proceeding for the giving of any relief or
for the enforcement of any judgment, in any
jurisdiction in which proceedings may at any
time be commenced, with respect to its
obligations, liabilities or any other matter
under or arising out of or in connection with
the Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
the Deposit Agreement, the Company, to the
fullest extent permitted by law, hereby
irrevocably and unconditionally waives, and
agrees not to plead or claim, any such
immunity and consents to such relief and
enforcement.
24.	DISCLOSURE OF INTERESTS.
      The Company may from time to time
request Owners to provide information as to the capacity in which such Owners own or owned American Depositary Shares and regarding the identity of any other persons then or previously interested in such American Depositary Shares and the nature of such interest. Each Owner agrees to provide any information requested by the Company or the Depositary pursuant to
Section 3.04 of the Deposit Agreement.  The
Depositary agrees to comply with reasonable written instructions received from the
Company requesting that the Depositary
forward any such requests to the Owners
and to forward to the Company any such
responses to such requests received by the Depositary. To the extent that provisions of or governing any Deposited Securities or the rules or regulations of any governmental authority or securities exchange or automated quotation system may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company or other persons and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its reasonable efforts to comply with the Companys written instructions in respect of any such enforcement or limitation.


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